UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza
620 Zhang Yang Road, Pudong District, Shanghai 200122
People’s Republic of China
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 29, 2011, ShengdaTech, Inc. (the “Company”) issued a press release announcing that on April 20, 2011, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that based on the review of public documents and information provided by the Company, Nasdaq determined that the continued listing of the Company’s securities on Nasdaq is no longer warranted. The Nasdaq letter cited the following criteria as the reasons for the determination:

(1)
public interest concerns under Nasdaq Listing Rule 5101 raised by the serious accounting and operational issues uncovered by KPMG, the Company’s independent registered public accounting firm; the deliberate and ongoing efforts of the Company’s Chief Executive Officer and Acting Chief Financial Officer, Mr. Xiang Zhi Chen and Ms. Anhui Guo, respectively, to obstruct an internal investigation into these matters; the Company’s failure to promptly disclose material information related to that investigation; and the Company’s violation of the rules setting forth the responsibilities and authority of the Audit Committee;

(2)	the Company’s failure to make prompt public disclosure of material developments relating to the investigation, as required by Nasdaq Listing Rule 5250(b)(1) and IM-5250-1;

(3)
the Company’s violations of Nasdaq Listing Rule 5605(c)(3) and IM-5605 as well as the statutory responsibilities and authority of the Audit Committee set forth in Section 10A(m)(2) of the Securities and Exchange Act of 1934 caused by the obstructive conduct of the Company’s executive management, including failure to pay for advisors engaged to assist with the internal investigation by the special committee of the Board of Directors of the Company; and

(4)
the Company’s failures to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the period ended December 31, 2010, as required by Nasdaq Listing Rule 5250(c)(1), and to present a definitive plan that demonstrates its ability to regain compliance within the time period permitted under Nasdaq’s Listing Rules.

The Company requested an appeal of this determination by submitting a hearing request to the Hearings Department of Nasdaq and a hearing has been set for May 26, 2011. The delisting action is stayed pending the outcome of the hearing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On April 21, 2011, Ms. Anhui Guo, the Company’s Chief Operating Officer, Acting Chief Financial Officer, and Director, resigned from her positions at the Company with immediate effect.  The Company is in the process of evaluating potential replacement candidates.

Item 8.01	Other Events

On April 19, 2011, the board of directors of the Company received a letter from KPMG, which indicated that in the view of KPMG, senior management of the Company has not taken, and the board of directors has not caused senior management to take, timely and appropriate remedial actions with respect to discrepancies and/or issues relating to the Company’s financial records that were identified during the course of the audit for the year ended December 31, 2010, and that this failure to take remedial action is expected to warrant KPMG’s resignation from the audit engagement.

On April 20, 2011, as required under Section 10A of the Securities Exchange Act of 1934, as amended, the Company notified the Securities and Exchange Commission of receipt of the letter from KPMG.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011	shengdatech, Inc.

	By:	/s/ Xiangzhi Chen
	Name:	Xiangzhi Chen
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 29, 2011.